Exhibit 99.1

Immunicon Corporation Chairman and CEO Scheduled to Present at UBS Global Life
                             Sciences Conference

    HUNTINGDON VALLEY, Pa., Sept. 24 /PRNewswire-FirstCall/ -- Immunicon Corporation (Nasdaq: IMMC) announced today that Edward L. Erickson, Chairman of the Board, President and Chief Executive Officer of Immunicon, is scheduled to present at the UBS Global Life Sciences Conference on Monday, September 27, 2004 at 2 p.m. EDT at the Grand Hyatt Hotel in New York City.
    A live audio webcast and replay of the presentation will be available on the Events page of Immunicon's website at http://www.immunicon.com and the UBS investment banking website at http://www.ibb.ubs.com. The replay will remain available until Saturday, October 30, 2004.

    About Immunicon Corporation
    Immunicon Corporation is developing and commercializing proprietary cell-based research and human diagnostic products with an initial focus on cancer disease management. The Company has developed platform technologies for selection and analysis of rare cells in blood, such as tumor cells. Immunicon's products and underlying technology platforms also have applications in the clinical development of cancer drugs and in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious disease.

    The information contained in this press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as "hope," "may," "believe," "anticipate," "plan," "expect," "intend," "assume," "will" and similar expressions. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management's current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by the Company's forward-looking statements. These factors include, but are not limited to, risks associated with: the Company's dependence on Veridex, LLC, a Johnson & Johnson company; the Company's capital and financing needs; research and development and clinical trial expenditures; commercialization of the Company's product candidates; the Company's ability to use licensed products and to obtain new licenses from third parties; the Company's ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company's customers for the Company's products; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under the Company's agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company's products; effectiveness of the Company's products compared to competitors' products; protection of the Company's intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against the Company; labor, contract or technical difficulties; and competitive pressures in the Company's industry. These factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission.
    "Immunicon" and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. "CellTracks," "CellSave" and "CellSpotter" are registered trademarks of Immunivest Corporation, a wholly-owned subsidiary of Immunicon Corporation. ALL RIGHTS RESERVED.

     Contact Information:                  Investors/Media:
     James G. Murphy                       The Ruth Group
     SVP of Finance & Administration, CFO  Greg Tiberend (media) 646-536-7005
     215-830-0777 ext. 121                 gtiberend@theruthgroup.com
     jmurphy@immunicon.com                 John Quirk (investors) 646-536-7029
                                           jquirk@theruthgroup.com

SOURCE  Immunicon Corporation
    -0-                             09/24/2004
    /CONTACT: James G. Murphy, SVP of Finance & Administration, CFO of Immunicon Corporation, +1-215-830-0777, ext. 121, or jmurphy@immunicon.com; or Investors and Media: Greg Tiberend (media) +1-646-536-7005, gtiberend@theruthgroup.com, or John Quirk (investors) +1-646-536-7029, jquirk@theruthgroup.com, both of The Ruth Group, for Immunicon Corporation/
    /Web site:  http://www.immunicon.com
                http://www.ibb.ubs.com /
    (IMMC)

CO:  Immunicon Corporation
ST:  Pennsylvania
IN:  BIO HEA MTC
SU:  TDS